Exhibit 99.1


       Sharps Compliance Corp. Announces Results for the Quarter and Nine Months Ended March 31, 2004

    HOUSTON--(BUSINESS WIRE)--xx--Sharps Compliance Corp. and subsidiaries (OTCBB:SCOM) ("Sharps" or the "Company"), leading providers of cost-effective medical waste disposal solutions for industry and consumers, today announced its operating results for the third quarter of fiscal year 2004.
    For the three months ended March 31, 2004, the Company generated revenues of $2.1 million versus revenues for the corresponding quarter of the prior fiscal year of $1.8 million, an increase of 13%. For the nine months ended March 31, 2004, the Company generated revenues of $6.1 million versus revenues for the corresponding quarter of the prior year of $6.2 million. The prior year revenue amounts included a major sale of the Sharps Disposal by Mail System(TM) to a leading syringe manufacturer which generated $0.5 million in revenue.
    The Company realized an improved gross margin of 41% for the three months ended March 31, 2004 versus a gross margin of 32% for the corresponding quarter of the prior fiscal year. Additionally, the Company's S, G & A expenses were 19% lower in the current quarter ended March 31, 2004 when compared to the corresponding prior year quarter. The improvement in margins and reduction in S, G & A expenses is the direct result of operational efficiencies and implementation of the cost reduction program previously announced by the Company.
    The Company reported an operating loss for the quarter ended March 31, 2004 of $0.1 million. This loss represents a significant improvement over the prior fiscal year quarterly operating loss of $0.7 million.
    Regarding the results, Dr. Burt Kunik, Chairman, Chief Executive Officer and President of Sharps Compliance Corp., stated, "Our results continue to be positively impacted by strong margins and lower overhead expenses. We remain focused on new revenue opportunities in the industrial, commercial, healthcare and other markets. We believe our sales efforts over the past year should result in additional revenue generated with new and existing customers."
    Headquartered in Houston, Texas, Sharps is a leading developer of superior solutions for improving safety, efficiency and cost related to the proper disposal of medical waste by industry and consumers. The Company's products and services represent cutting edge solutions for a variety of industries dealing with the complexity of managing regulatory compliance, environmental sensitivity, employee and customer safety, corporate risk and operating costs related to medical waste disposal. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps in the community setting.
    Sharps Compliance Corp. is the exclusive supplier of Sharps Disposal by Mail systems to the Consumer Health Care division of Becton, Dickinson and Company. The Company also maintains an exclusive sales and marketing arrangement with Waste Management, Inc. whereby Sharps provides safe disposal systems and related services for Waste Management's residential and commercial customers.
    The Company also has a mutually exclusive joint marketing agreement with McKesson Health Solutions ("McKesson"), a subsidiary of McKesson Corporation, to co-market and sell the Sharps Disposal by Mail System(TM) products and services to pharmaceutical manufacturers and biotechnology companies. McKesson is a leader in the design, implementation and management of marketing programs, specialty pharmaceutical services and patient support centers that help pharmaceutical and biotechnology manufactures successfully commercialize their products.
    Sharps Compliance Corp.'s common stock trades on the OTC Bulletin Board under the symbol SCOM.
    The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate", "expect", "plan", "anticipate", "believe", "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

    (Financial Highlights Follow)





               SHARPS COMPLIANCE CORP. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS





                        Three Months Ended       Nine Months Ended
                             March 31,               March 31,
                      ----------------------- ------------------------
                         2004        2003        2004        2003
                      ----------- ----------- ----------- ------------
                      (Unaudited) (Unaudited) (Unaudited) (Unaudited)
                      ----------- ----------- ----------- ------------

REVENUES              $2,079,946  $1,837,796  $6,151,378   $6,226,473

COSTS AND EXPENSES:
  Cost of revenues     1,235,424   1,438,175   3,704,412    4,418,116
  Selling, general
   and administrative    863,459   1,065,503   2,498,184    2,865,460
  Depreciation and
   amortization           40,252      39,927     118,501      107,773
                      ----------- ----------- ----------- ------------

Operating income
 (loss)                  (59,189)   (705,809)   (169,719)  (1,164,876)

INTEREST (EXPENSE)
 INCOME, net              (9,977)       (577)    (38,384)      13,268
                      ----------- ----------- ----------- ------------

         Net loss       ($69,166)  ($706,386)  ($208,103) ($1,151,608)
                      =========== =========== =========== ============

BASIC AND DILUTED NET
 LOSS PER SHARE           ($0.01)     ($0.07)     ($0.02)      ($0.12)
                      =========== =========== =========== ============

SHARES USED IN
 COMPUTING BASIC AND
 DILUTED NET LOSS PER
 SHARE                10,538,256   9,874,060  10,345,074    9,852,802
                      =========== =========== =========== ============



               SHARPS COMPLIANCE CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                                March 31,   June 30,
                                                  2004        2003
                                               ----------- -----------
                                               (Unaudited)
Assets
  Current assets:
    Cash and cash equivalents                    $148,340    $135,884
    Restricted cash                                12,116     152,851
    Accounts receivable, net                      814,969     740,760
    Inventory                                     375,959     299,136
    Prepaid and other assets                      118,423     125,808
                                               ----------- -----------
             Total current assets               1,469,807   1,454,439
  Property and equipment, net                     532,350     597,691
  Intangible assets, net                           10,205           -

  Other assets                                      5,478      11,695
                                               ----------- -----------
             Total assets                      $2,017,840  $2,063,825
                                               =========== ===========

Liabilities and stockholders' (deficit) equity
  Current liabilities:
    Accounts payable                             $502,139    $567,918
    Accrued liabilities                           314,284     226,427
    Deferred revenue - pump return                203,199     205,125
    Current portion of deferred revenue -
     incineration                                  89,632     108,547
    Current portion of deferred revenue -
     transportation                               430,923     476,630
    Notes payable and current portion of long-
     term debt                                    155,005     407,374
    Current maturities of capital lease
     obligations                                   35,733      36,501
                                               ----------- -----------
             Total current liabilities          1,730,915   2,028,522

  Long-term deferred revenue - incineration,
   net of current portion                          32,853      35,794
  Long-term deferred revenue - transportation,
   net of current portion                         151,799     164,142
  Long-term debt, net of current portion           12,617      45,563
  Obligations under capital leases, net of
   current maturities                              94,519     102,314
  Other                                            42,750      27,000
                                               ----------- -----------
             Total liabilities                  2,065,453   2,403,335
  Stockholders' (deficit) equity:
             Total stockholders' (deficit)
              equity                              (47,613)   (339,510)
                                               ----------- -----------
             Total liabilities and
              stockholders' (deficit) equity   $2,017,840  $2,063,825
                                               =========== ===========




    CONTACT: Sharps Compliance Corp., Houston
             David P. Tusa, 713-432-0300
             dtusa@sharpsinc.com